Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal First Quarter 2017

Announces Quarterly Cash Dividend of $0.22 per Share

Updates Full Year 2017 Outlook

Centennial, CO – May 4, 2017 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 39.3% of National CineMedia, LLC (NCM LLC), the operator of the largest in-theater digital media network in North America, today announced consolidated results for the fiscal first quarter ended March 30, 2017.

Total revenue for the first quarter ended March 30, 2017 decreased 5.6% to $71.9 million from $76.2 million for the comparable quarter last year.  Adjusted OIBDA decreased 26.7% to $17.6 million for the first quarter of 2017 from $24.0 million for the first quarter of 2016. Operating income decreased 12.1% to $5.1 million for the first quarter of 2017 from $5.8 million for the first quarter of 2016. Included in Adjusted OIBDA and operating income was a $1.4 million non-cash impairment charge during the first quarter of 2017 on an investment obtained in prior years in exchange for advertising services. Net loss for the first quarter of 2017 was $5.0 million, or a net loss of $0.08 per diluted share, compared to net a loss of $4.3 million, or a net loss of $0.07 per diluted share, for the first quarter of 2016.  As adjusted to exclude the CEO transition-related costs, net loss for the first quarter of 2017 would have remained $0.08 per diluted share and net loss for the first quarter of 2016 would have been $0.05 per diluted share. Adjusted OIBDA and adjusted earnings per share are non-GAAP measures.  See the tables at the end of this release for the reconciliations to the closest GAAP basis measurement.

The Company announced today that its Board of Directors has authorized the Company’s regular quarterly cash dividend of $0.22 per share of common stock.  The dividend will be paid on June 1, 2017 to stockholders of record on May 18, 2017. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors consistent with the Company’s intention to distribute over time a substantial portion of its free cash flow.  The declaration, payment, timing and amount of any future dividends payable will be at the sole discretion of the Board of Directors who will take into account general economic and advertising market business conditions, the Company’s financial condition, available cash, current and anticipated cash needs, and any other factors that the Board of Directors considers relevant.

Commenting on the Company’s first quarter 2017 operating results, Andy England, NCM’s CEO said, “We experienced gains in Local and Regional, Digital and Beverage revenue offset by softness in national advertising sales during the first quarter of 2017. As noted on our prior call, 2017 will be a transitional year for NCM as we evolve from being the largest cinema network into a truly progressive, integrated digital media company.”

Mr. England continued, “As part of our transition, we anticipate that the first three quarters of 2017 will be challenging, followed by a solid Q4, aided by content partner spending and major movie releases. We expect the value of our 2017 strategic refocusing, including investments in our pre-show, digital properties, CRM, National Spot sales, and network affiliate growth will be reflected beginning late this year, driving growth in 2018 and beyond.”

2017 Outlook

For the full year 2017, the Company updates its outlook and expects total revenue to be down 6% to 1% and Adjusted OIBDA to be down 12% to 6% from the full year 2016.  The Company expects total revenue in the range of $422.0 million to $442.0 million for the full year 2017, compared to total revenue for the full year 2016 of $447.6 million and Adjusted OIBDA in the range of $202.0 million to $217.0 million for the full year 2017 compared to Adjusted OIBDA for the full year 2016 of $230.7 million. This outlook includes the impact of an 8% increase in the theater access fee paid to the founding members that occurs every five years.

Supplemental Information

Integration payments due from Cinemark and AMC associated with Rave Theatres and Carmike Theatres for the quarter ended March 30, 2017 and March 31, 2016 were $0.4 million and $0.1 million, respectively. The integration payments were recorded as a reduction of an intangible asset.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties May 4, 2017 at 5:00 P.M. Eastern time.  The live call can be accessed by dialing 1-877-407-9039 or for international participants 1-201-689-8470. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, May 18, 2017, by dialing 1-844-512-2921 or for international participants 1-412-317-6671, and entering conference ID 13659560.

About National CineMedia, Inc.

National CineMedia (NCM) is America’s Movie Network. As the #1 Millennial weekend network in the U.S., NCM is the connector between brands and movie audiences. More than 710 million moviegoers annually attend theaters that are currently under contract to present NCM’s FirstLook pre-show in over 45 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (NYSE: RGC). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 20,500 screens in over 1,600 theaters in 187 Designated Market Areas® (all of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 39.3% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com.

Forward Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements providing guidance and projections for the full year 2017, the dividend policy, our long-term strategy and value of our 2017 strategic refocusing and investments and beliefs about factors impacting our business position in 2017, 2018 and beyond. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the FirstLook pre-show; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) economic conditions, including the level of expenditures on cinema advertising; 5) our ability to renew or replace expiring advertising and content contracts; 6) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 7) fluctuations in operating costs; 8) changes in interest rates; and 9) changes in accounting principles.  In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future noncash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 29, 2016, for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
Ted Watson	Amy Jane Finnerty
800-844-0935	212-931-8117
investors@ncm.com	amy.finnerty@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Loss

Unaudited

($ in millions, except per share data)

	Quarter Ended
	March 30, 2017	March 31, 2016
Revenue (including revenue from founding members of $8.4 and $7.3, respectively)	$71.9	$76.2
OPERATING EXPENSES:
Advertising operating costs	5.0	5.0
Network costs	4.2	4.5
Theater access fees—founding members	20.6	18.7
Selling and marketing costs	18.1	18.6
Administrative and other costs	9.3	14.9
Depreciation and amortization	9.6	8.7
Total	66.8	70.4
OPERATING INCOME	5.1	5.8
NON-OPERATING EXPENSES:
Interest on borrowings	13.2	13.4
Interest income	(0.4)	(0.6)
Accretion of interest on the discounted payable to founding members under tax receivable agreement	3.4	3.6
Other non-operating income	(0.1)	—
Total	16.1	16.4
LOSS BEFORE INCOME TAXES	(11.0)	(10.6)
Income tax benefit	(1.5)	(2.1)
CONSOLIDATED NET LOSS	(9.5)	(8.5)
Less: Net loss attributable to noncontrolling interests	(4.5)	(4.2)
NET LOSS ATTRIBUTABLE TO NCM, INC.	$(5.0)	$(4.3)

NET LOSS PER NCM, INC. COMMON SHARE:
Basic	$(0.08)	$(0.07)
Diluted	$(0.08)	$(0.07)

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited ($ in millions)

	As of
	March 30, 2017	December 29, 2016
Cash, cash equivalents and marketable securities	$80.9	$68.7
Receivables, net	92.6	160.5
Property and equipment, net	29.8	29.6
Total assets	1,151.9	1,057.4
Borrowings, gross	950.0	935.0
Total equity/(deficit)	(54.1)	(181.2)
Total liabilities and equity	1,151.9	1,057.4

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

	Quarter Ended
	March 30, 2017	March 31, 2016
Total Screens (100% Digital) at Period End (1)(6)	20,505	20,377
Founding Member Screens at Period End (2)(6)	16,396	16,892
DCN (Digital Content Network) Screens at Period End (3)(6)	19,937	19,823

	Quarter Ended
(in millions)	March 30, 2017	March 31, 2016
Total Attendance for Period (4)(6)	181.5	172.3
Founding Member Attendance for Period (5)(6)	153.3	148.2
Capital Expenditures	$3.0	$4.0

(1)	Represents the total screens within NCM LLC’s advertising network.
(2)	Represents the total founding member screens.
(3)	Represents the total number of screens that are connected to the Digital Content Network.
(4)	Represents the total attendance within NCM LLC’s advertising network.
(5)	Represents the total attendance within NCM LLC’s advertising network in theaters operated by the founding members.
(6)	Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for all periods presented.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

(In millions, except advertising revenue per attendee, margin and per share data)

	Quarter Ended
	March 30, 2017	March 31, 2016
Revenue breakout:
National advertising revenue	$44.4	$50.2
Local and regional advertising revenue	19.1	18.8
Total advertising revenue (excluding beverage)	$63.5	$69.0

Total revenue	$71.9	$76.2

Per attendee data:
National advertising revenue per attendee	$0.245	$0.291
Local and regional advertising revenue per attendee	$0.105	$0.109
Total advertising revenue (excluding beverage) per attendee	$0.350	$0.400
Total revenue per attendee	$0.396	$0.442
Total attendance (1)	181.5	172.3

Other operating data:
Operating income	$5.1	$5.8
OIBDA (2)	$14.7	$14.5
Adjusted OIBDA (2)	$17.6	$24.0
Adjusted OIBDA margin (2)	24.5%	31.5%

Loss per share – basic	$(0.08)	$(0.07)
Loss per share – diluted	$(0.08)	$(0.07)

Adjusted loss per share – basic (2)	$(0.08)	$(0.05)
Adjusted loss per share – diluted (2)	$(0.08)	$(0.05)

(1)

Represents the total attendance within NCM LLC’s advertising network. Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for all periods presented.

(2)

OIBDA, Adjusted OIBDA, Adjusted OIBDA margin and adjusted loss per share are not financial measures calculated in accordance with GAAP in the United States.  See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited

OIBDA, Adjusted OIBDA and Adjusted OIBDA Margin

Operating Income Before Depreciation and Amortization (“OIBDA”), Adjusted OIBDA and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.  OIBDA represents operating income before depreciation and amortization expense.  Adjusted OIBDA excludes from OIBDA non-cash share based compensation costs and Chief Executive Officer transition costs.  Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue.  Our management uses these non-GAAP financial measures to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures.  The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share based compensation programs, CEO turnover, interest rates, debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share based payment costs and costs associated with the resignation of the company’s former Chief Executive Officer. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in the Company’s debt agreement.

The following tables reconcile operating income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended
	March 30, 2017	March 31, 2016
Operating income	$5.1	$5.8
Depreciation and amortization	9.6	8.7
OIBDA	$14.7	$14.5
Share-based compensation costs (1)	2.7	6.6
CEO transition costs (2)	0.2	2.9
Adjusted OIBDA	$17.6	$24.0
Total revenue	$71.9	$76.2
Adjusted OIBDA margin	24.5%	31.5%

Adjusted OIBDA	$17.6	$24.0
Carmike and Rave Theatres integration payments	0.4	0.1
Adjusted OIBDA after integration payments	$18.0	$24.1

(1)

Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements as shown in the following table (dollars in millions).

	Quarter Ended
	March 30, 2017	March 31, 2016
Share-based compensation costs included in network costs	$0.3	$0.4
Share-based compensation costs included in selling and marketing costs	0.9	1.5
Share-based compensation costs included in administrative and other costs (a)	1.5	4.7
Total share-based compensation costs	$2.7	$6.6

(a)	Includes $2.3 million of expense associated with the modification of certain former executive equity awards during the quarter ended March 31, 2016.

(2)	Chief Executive Officer transition costs represent severance, consulting and other costs and are included in administrative expense in the accompanying financial statements.

Outlook (in millions)

	Year Ending December 28, 2017
	NCM, Inc.
	Low	High
Operating income	$154.3	$168.6
Depreciation and amortization	35.4	35.6
OIBDA	189.7	204.2
Share-based compensation costs (1)	12.0	12.5
CEO transition costs (2)	0.3	0.3
Adjusted OIBDA	$202.0	$217.0
Total revenue	$422.0	$442.0

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.
(2)	Chief Executive Officer transition costs represent primarily consulting costs.

Adjusted Net Loss and Loss per Share

Adjusted net loss and loss per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net loss and loss per share are calculated using reported net loss and loss per share and exclude CEO transition-related costs shown in the below table. Our management uses these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net loss should not be regarded as an alternative to net loss and should not be regarded as an alternative to loss per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net loss and loss per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss and loss per share as reported to adjusted net loss and loss per share excluding the CEO transition-related costs for the periods presented (dollars in millions):

	Quarter Ended
	March 30, 2017	March 31, 2016
Net loss as reported	$(5.0)	$(4.3)
CEO transition costs (1)	0.2	2.9
Stock-based compensation expense for modified equity awards (2)	—	2.3
Effect of noncontrolling interests (60.7% and 56.4%, respectively)	(0.1)	(2.9)
Effect of provision for income taxes (38% effective rate)	—	(0.9)
Net effect of adjusting items	0.1	1.4
Net loss excluding adjusting items	$(4.9)	$(2.9)

Weighted Average Shares Outstanding as reported and as adjusted
Basic	60,309,087	59,610,864
Diluted	60,309,087	59,610,864

Basic loss per share as reported	$(0.08)	$(0.07)
Net effect of adjusting items	—	0.02
Basic loss per share excluding adjusting items	$(0.08)	$(0.05)

Diluted loss per share as reported	$(0.08)	$(0.07)
Net effect of adjusting items	—	0.02
Diluted loss per share excluding adjusting items	$(0.08)	$(0.05)

(1)	Chief Executive Officer transition costs represent severance, consulting and other costs.
(2)	Consists of non-cash stock-based compensation expense associated with modifications to the former CEO’s equity awards pursuant to his Separation and General Release Agreement.